OPERATING AGREEMENT

                           [MasterBuilt America, LLC]


     THIS OPERATING AGREEMENT (this "Agreement") is made as of the first day of July, 1999 (the "Effective Date"), by and between its Members, whose names and addresses are set forth hereinbelow, for the establishment of the governance and business operations for MasterBuilt America, LLC, a Virginia limited liability company (the "Company"), established for the joint ownership and operation of the Business described below.

     In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties agree as follows:

                                    ARTICLE I
                          FORMATION, PURPOSE, AND TERM
                          ----------------------------

     1.01 Formation. The Members have formed the Company as a limited liability company pursuant to the Virginia Limited Liability Company Act (the "Act") by causing Articles of Organization to be filed with the Virginia State Corporation Commission ("SCC") effective on July 7, 1999, the date on which the SCC issued a certificate of organization in respect of the Company. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

     1.02 Purpose. The purpose of the Company is to own and operate, subject to the terms of this Agreement, a general contracting business for construction, rehabilitation, and improvement of real estate of third parties (including without limitation members or their affiliates) in one or more states (the "Business") pursuant to written contracts approved by the members in accordance with this Agreement ("Contracts"). The Company shall have all the powers granted by the LLC Act or applicable law as amended from time to time and may engage in any lawful act, business, or activity for which limited liability companies may be formed under the laws of the Commonwealth of Virginia and to do any and all other things determined by the Company to be necessary, desirable, or incidental to the foregoing purpose. Except as directly related to the ownership and operation of the Business, however, the Company shall have and conduct no other business or operations without a written amendment to this Agreement.

     1.03 Term. The Company shall continue until December 31, 2049, unless sooner terminated by an event of dissolution under the LLC Act and not continued or deemed continued by agreement of the remaining members, or by a unanimous resolution of the members entitled to vote thereon, or otherwise terminated in accordance with this Agreement.

                               Operating Agreement
                           [MasterBuilt America, LLC]

     1.04 Special Venture. The initial members, MasterBuilt Companies, Inc., a Maryland corporation ("MasterBuilt"), and Homes for America Holdings, Inc., a Nevada corporation ("Homes"), have organized the Company to facilitate the establishment of a contracting concern with national experience. MasterBuilt is an established contractor and the intended primary provider of the supervision and back office operations required for the Company to conduct all of the construction required of the Company under any Contract. Homes is an established promoter and developer of construction and rehabilitation projects and otherwise engages separate third party construction firms for each of its projects. The members understand and agree that so long as Homes agrees to present its projects to the Company for contract consideration and MasterBuilt agrees to devote its managerial resources to bid on such projects for the Company, the likelihood is that each will benefit more through coordination through the shared ownership of the Company than either would in separate negotiation of each proposed joint project, and each will have adequate inducement thereby to advance their mutual interest through the Company.

     1.05 Ownership of Name. The members understand and agree that MasterBuilt initially has a proprietary interest in the name "MasterBuilt America, LLC" and any similar name or trade name including the term "MasterBuilt". As time passes and the Company pursues the Business it may establish the name in the markets where it participates and create an identification with the name which has value both material and independently acquired from any acts of MasterBuilt. Inasmuch as the parties intend that MasterBuilt will provide the construction work for the Company in all of those markets it may be difficult to determine fair ownership of the name in the event the membership of MasterBuilt in the Company is later terminated, whether voluntarily or involuntarily. The parties therefore agree that in the event MasterBuilt's membership in the Company is terminated for any reason in the first twenty four (24) months after the Effective Date (but not after that period), the Company shall be obligated to surrender and assign to the order of MasterBuilt the name "MasterBuilt America, LLC" and all related rights for the entire sum of one hundred dollars ($100). After that period the name and such rights shall be retained as assets of the Company subject to disposition only in accordance with this Agreement.

                                   ARTICLE II
                                    OFFICES
                                  ------------

     2.01 Principal Office.The principal office of the Company in Virginia shall be located at 9669 A Main Street, Fairfax, Virginia 22031. The Company may have any other offices, either within or without Virginia, as the members may designate or as the business of the Company may from time to time require.

     2.02 Registered Office. The registered office of the Company in Virginia may but need not be identical with the principal office in Virginia. The initial registered office established by the Articles of Organization (the "Articles") filed with the SCC is located at 9324 West Street, Suite 101, Manassas, Virginia 20110-5198. The initial registered agent of the Company designated in the Articles is Daniel G. Hayes, a member of the Virginia State Bar and initial Company Attorney under ss. 8.09 below.

                                   ARTICLE III
                               MEMBERSHIP MEETINGS
                             ----------------------

     3.01 Annual Meeting. The annual meeting of the members shall be held on the first Wednesday in the month of June each year, at 6:00 p.m., at the Company's principal office, or such other date, time, or location as announced by the Accounts Manager. The purpose of the annual meeting of the members of the Company shall be to elect managers and for the transaction of any other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the jurisdiction of the principal office of the Company, the meeting shall be held on the next succeeding business day.

     3.02 Regular Meetings.The members may by resolution prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such meetings. If the members do not prescribe the date, time, or place for the holding of regular meetings, by resolution or otherwise, the regular meetings shall be held as specified by the Accounts Manager in the notice of each regular meeting and at the principal office of the Company. Initially, until otherwise set by member resolution, the regular meetings shall be held at least once each fiscal quarter.

     3.03 Special Meetings.Special meetings of the members may be called (a) any manager, (b) by a member or members together holding membership interests in the Company of not less than ten per cent (10%) of the entire ownership interest in the Company, and (c) by other persons authorized by a duly adopted resolution of the members, or authorized or allowed under the Articles or this Agreement. A special meeting may be called only for a stated purpose or purposes, and except as otherwise agreed shall be held at the principal office of the Company.

     3.04 Notice of Meeting. Written notice stating the date, time, and place of the meeting, and in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) business days nor more than fifty (50) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Accounts Manager or the person calling the meeting, to each member of record entitled to vote at the meeting. If a notice is mailed it shall be deemed delivered when deposited in the U.S. mail, addressed to the member, with postage prepaid, at the member's address as it appears on the books of the Company. A member may but is not required to execute a written waiver of notice of any meeting the member attends or the proceedings of which the member elects to ratify or approve.

     3.05 Quorum and Voting. At any meeting of the members, a quorum shall be constituted when members representing a majority of the membership interests of the Company shall be present. Voting shall be by membership interests, with each member present voting that member's membership interest in entirety. If a quorum is present, the affirmative vote of a majority of the membership interests present or represented at the meeting and entitled to vote at the meeting on the subject matter shall be the act of the members. If a quorum is not represented at any meeting, or notice complying with the requirements of ss. 3.04 not have been given or waived, the meeting shall be adjourned for a period not to exceed sixty (60) days and reconvened at a date, time, and place designated by the
Manager and at the reconvened meeting, if a quorum is present and notice satisfied, the members may transact any business as might have been transacted at the originally called meeting. Once quorum is established at a duly organized meeting business may continue to be transacted until adjournment, notwithstanding the earlier departure of members whose presence is required for a quorum.

     3.06 Proxies. At any and all meetings of members, a member may attend and vote by proxy executed by the member in writing or by the member's representative under a written power of attorney, provided that any such proxy or power of attorney is filed with the Manager before establishment of a quorum for the meeting and provided further that any such written proxy or power shall be deemed lapsed, revoked, or terminated within eleven (11) months of its execution, unless otherwise expressly providing for its continuation or termination.

     3.07 Action without a Meeting. Any action required or permitted to be taken at a meeting of members may be taken without a meeting, or action taken at a meeting where quorum or notice is unsatisfied, or an insufficient vote of membership interests for any extraordinary matter requiring an affirmative vote of more than a majority, may be cured or ratified outside the meeting, if the action is approved or consented to in writing by one or more written consents describing the action taken, signed by the member. The written consent of a member entitled to vote has the same force and effect as a vote of a member at a meeting where quorum is satisfied.

     3.08 Order of Business. The order of business at all meetings of the members shall be as follows:

                  1. Roll call

                  2. Proof of notice of meeting (or waiver).

                  3. Approval of minutes of preceding meeting.

                  4. Reports of the Managers.

                            A. Accounts Manager.
                            B. Contracts Manager.
                            C. Development Manager.
                            D. Planning Manager.
                            E. Administrative Manager.

                  5. Reports of Committees.

                  6. Unfinished Business.

                  7. New Business.

     3.09 Defaulting Member Votes. Any of the members who are not Defaulting Members within the meaning of ss. 4.03 below shall have the right, but not the obligation, to object to the participation, whether in attendance or by vote, of any Defaulting Member. In the event any member raises this objection, whether or not all of the members agree, all business of the Company shall thereafter be conducted, whether for determination of quorums or for determination of majority or unanimous consents, as if the Defaulting Member were not a member of the Company, although a Defaulting Member shall be entitled to receive all notices and information provided to members and to consent to any amendment under ss.
8.04 below, until he withdraws under ss. 4.08 below or is removed under ss. 4.09 below.

     3.10 Authorized Representatives. The members MasterBuilt and Homes each hereby agree to designate a specific individual officer authorized to execute and deliver member consents, votes, and instructions hereunder (the "Authorized Representative") and upon receipt of such consent, vote, or instruction by the Authorized Representative on behalf of that member the other member and the managers may rely without requiring corporate resolutions or other evidence of corporate authorization. For any notice, consent, vote, instruction, or other exchange required or allowed under this Agreement, whether to or from a member, a manager, or the Company, it shall be sufficient to send it by facsimile transmission to the recipient's principal office provided the original is thereafter sent by hand delivery, first class or certified mail, or commercial delivery service.

                                   ARTICLE IV
                              FINANCE AND OWNERSHIP
                              ---------------------

     4.01 Form of Contribution. The contribution of a member may be in cash, property, or services rendered and may be evidenced by a promissory note or other written obligation to contribute cash, property, or services accepted or agreed to by the members. The parties have negotiated express terms for the contribution, set forth in ss. 4.11 below. The Company shall begin business with the following members and the following membership interests ("Membership Interests") representing the respective agreed initial capital contribution and capital ownership per cent interest and the profit and loss per cent interest of each member:

                                         Capital    Profit     Capital
              Member                    Ownership  and Loss  Contribution
              ------                    ---------  --------  ------------

     MasterBuilt Companies, Inc.         50.00 %   50.00 %   $ 10,000.00
     9669 A Main Street
     Fairfax, Virginia 22031

     Homes for America Holdings, Inc.    50.00 %   50.00 %   $ 10,000.00
     One Odell Plaza
     Yonkers, New York 10701

In the event these members or later members make additional contributions or undertake to make such contributions, or a member withdraws under ss. 4.08 below or is removed under ss. 4.09 below, the members shall prepare, execute, and deliver an amendment to this Agreement supplementing and restating the Membership Interests in this ss. 4.01. Subject to the transactions described in ss. 4.11 below, no member shall be authorized to make the initial or any later capital contribution or satisfy any assessment under ss. 4.02 below in any form other than cash or immediately available funds (or by check, subject to collection) without an express approving member resolution providing otherwise.

     4.02 Regular and Special Assessments. (a) A member shall also make regular monthly contributions to the Company on or before the fifteenth (15th) day of each month, delivered to the Accounts Manager at the principal office of the Company, for deposit in the demand account of the Company and application to the regular obligations of the Company, including without limitation the Company's business license, franchise or charter fees, taxes, insurance, reserves, and the like. The members intend that at all times the Company shall have on deposit in such account not less than one thousand dollars ($1,000).

     (b) The Accounts Manager shall establish at a local financial institution convenient to the Company's principal office a demand account for the payment of those obligations of the Company. On a regular basis and not less often than before each regular meeting under ss. 3.02 above, the Accounts Manager shall prepare and submit for member approval a proposed amount of monthly assessment to be paid by each member, together with a budget showing the proposed application of such assessments. Unless otherwise adopted by the members, each assessment shall be paid pro rata by the members based upon his or its Capital Ownership per cent interest shown in ss. 4.01 above, and shall continue in effect until revised by a subsequent membership resolution. The initial monthly assessment, due commencing on August 1, 1999, shall be No dollars ($0), subject to review and increase from time to time by agreement among the members.

     (c) By express resolution the members may also agree from time to time to a special assessment or assessments for other purposes on terms and conditions set forth in that resolution. Unless otherwise provided by membership resolution, assessments under this ss. 4.02 shall not be deemed capital contributions unless used to acquire capital assets.

     4.03 Liability. (a) A member is obligated to the Company to perform any enforceable promises to contribute cash, property, or services, even if the member is unable to perform for any reason including without limitation death, disability, or insolvency. If a member fails to make a required contribution of property or services, including any regular or special assessment pursuant to ss. 4.02 above, the Company at its sole option may set a market value for the required contribution in cash and treat the failed contribution as a claim for a cash contribution. Execution of this Agreement constitutes a promise by each member to make the initial capital contributions set forth in ss. 4.01 and to pay the assessments described in ss. 4.02 and adopted pursuant to this Agreement. No other promise by a member to contribute to the Company is enforceable unless set out in writing signed by the member. No third party beneficiary of any such promise is intended hereby and no person not party to this Agreement (other than the Company) shall have any right hereunder to enforce these contribution obligations.

     (b) Upon failure of a member to make any payment required hereunder the Accounts Manager shall provide written notice of the default to that member and include the default in his report at the next meeting of members. During the pendency of any such default after thirty (30) days without cure a member shall be liable to suspension of his use privileges under Article VII below. Any such payment default that continues uncured for a period of sixty (60) days shall cause the defaulting member (a "Defaulting Member") to be liable for loss of voting privileges under ss. 3.09 above and removal under ss. 4.09 below. No distribution of monies otherwise authorized to members shall be made to a Defaulting Member except after set-off for payment of any outstanding and unpaid capital contributions or assessments.

     4.04 Profits and Losses. The profits and losses of the Company, if any, shall be allocated among the members on the basis of their Profit and Loss per cent interests set forth in ss. 4.01 above, except as otherwise expressly agreed in writing by the members affected.

     4.05 Distributions. The Accounts Manager shall make written recommendations to the managers whether distribution of the assets of the Company should be made to the members and when and in what amounts, and whether of monies retained or available to the Company sums should be transferred into the Working Capital Fund; and subject to a majority vote of the managers the distributions and transfers shall be made; provided, that the managers may not make any distribution the effect of which upon completion would make the total liabilities of the Company (without including liabilities on members' capital and income accounts) exceed the total fair market value of the assets of the Company.

     4.06 Capital Accounts of Members. The Company shall maintain records of the capital account of each member in at least two categories: first (the "capital account"): to reflect the total capital contribution of money, property, and services of the member; and second (the "income account"): to reflect the total undistributed share of Company profits (or losses) allocated to the member, with this income account initially set at a zero dollar ($0) balance and increased by allocation of profits to that member and decreased by allocation of losses or distribution of assets to that member. No member or any successor in interest to a member: (i) shall be paid interest on its capital account or its income account; (ii) shall have the right to demand and receive property other than cash in return of its capital account or income account; and (iii) shall have the right to demand or receive cash or other property of the Company in return of its capital contributions until the termination of the Company, except as otherwise agreed in writing by all of the members. At regular intervals set by membership resolution, or on January 1 and July 1 of each year if not otherwise agreed by the members, the Accounts Manager shall determine the aggregate value of all Company assets (including without limitation the Contracts), less the aggregate value of all Company liabilities (including without limitation any loans from members) and capital accounts, and inform the members of the net value of the Company (the "Value") for use under provisions of ss.ss. 4.08 and
4.09 below.

     4.07 No Transfers. No member may make or permit a disposition of all or any part of its Membership Interests except as specifically set forth in this Agreement. Any attempted disposition not specifically authorized herein shall be invalid, null, and void ab initio. A Member's Membership Interests may not be transferred, in whole or in part, to a successor in interest, another member, or any other person except as specifically provided herein. Any member seeking to hypothecate, transfer, sell, assign, or dispose of any part of its Membership Interests must provide satisfactory evidence to the Manager and the other members that the disposition will not require any securities registration by the Company, will not affect its tax classification, will not result in the termination of the Company by dissolution under the LLC Act or for income tax purposes, and will not create or grant rights in the Company assets in any person not party to and governed by the terms and provisions of this Agreement. Further, no such transfer or disposition shall be valid until the expiration of a thirty (30) day period from notice by the transferor to the Company and all other members of the terms and provisions of the proposed transfer during which period the remaining members, directly or acting collectively through the Company, shall have a right of first refusal to acquire the Membership Interests in question on the same terms as proposed with the third party.

     4.08 Voluntary Withdrawal. A member may withdraw from this Agreement and transfer his membership interest to a third party only in compliance with this ss. 4.08. A member seeking to transfer his membership interest to another (a "Withdrawing Member"), whether a member hereunder or some third party, shall provide advance written notice to each of the remaining members identifying the proposed transferee and setting forth in full the purchase price and terms for the transfer. For a period of thirty (30) days from receipt of notice each of the remaining members shall have the right, but no obligation, to acquire the Withdrawing Member's membership interest by payment to the Withdrawing Member the lesser amount of (i) the purchase price set forth in the Withdrawing
Member's notice and (ii) the sum of (A) the pro rata share of the Withdrawing Member of the most current Value determined under ss. 4.06 above, less (B) any due but unpaid assessments or contributions due from the Withdrawing Member. In the event more than one remaining member exercises his option to acquire the Withdrawing Member's membership interest the electing members shall divide that interest pro rata based upon their respective then existing shares of membership interests. The member or members acquiring the Withdrawing Member's membership interest shall pay the entire consideration therefor within six (6) months of the election. In the event no member exercises its right of first refusal during the above period, or the electing members default in payment therefor, the Withdrawing Member shall have the right for a period not to exceed thirty (30) days to transfer his membership interest strictly in accordance with his notice. Any successor member shall be required to execute and deliver a counterpart of this Agreement as a condition to admission as a member and receipt of its membership interest in the Company.

     4.09 Involuntary Removal. (a) The Company shall have the right, but no obligation, to remove any Defaulting Member without advance notice, and the remaining members may assume the membership interest of the Defaulting Member, or the Company may admit a replacement member, and pay to the Defaulting Member the sum of (A) the pro rata share of the Withdrawing Member of the most current Value determined under ss. 4.06 above, less the sum of (B) any due but unpaid assessments or contributions due from the Defaulting Member, and (C) the costs incurred by the Company to obtain a replacement member (including without limitation brokerage commissions and attorney's fees and costs), whereupon the Defaulting Member shall no longer be a member of the Company or a party to this Agreement.

     (b) On the death, dissolution, permanent disability, or bankruptcy of a member the member shall be deemed to have withdrawn from membership and the Company shall have the right to acquire that member's membership interest and pay to him or as applicable his estate, heir, trustee, or successor in law, the sum of (A) the pro rata share of the Withdrawing Member of the most current Value determined under ss. 4.06 above, less (B) any due but unpaid assessments or contributions due from the member, whereupon the member shall no longer be a member of the Company or a party to this Agreement.

     4.10 Continuation of Business. So long as at least one (1) member remains after the withdrawal or removal of a member for any reason under this Article IV, notwithstanding any provision of the LLC Act, the Company shall not dissolve, except with an express and unanimous resolution of the remaining members so electing in that event not to continue the business, but instead shall continue until the end of its term in the Articles or other event of termination.

     4.11 Contributions of Capital. The members have agreed on the following schedule for contribution of initial capital to the Company: on or before August 1, 1999, the balance from each member of its respective required capital contribution.

                                    ARTICLE V
                        RECORDS, REPORTS, AND INSPECTION
                        --------------------------------

     5.01 Records. The Company shall keep at its principal office the following records and documents:

     (a) a current list of the full name, authorized representative name, last known mailing address, telephone, facsimile, and E-Mail numbers and addresses, of each member and manager of the Company;

     (b)      a copy of the  Articles,  and any and all  amendments
              thereto,   and  the  member  resolutions  or  Manager
              determinations and correspondence therefor;

     (c) copies of the Company's federal, state, and local income, franchise, sales, property, and any other applicable tax return, report, or filing, for the three (3) most recent calendar years;

     (d) the original and copies of each effective operating agreement, including this Agreement, governing the business and affairs of the Company, together with any addendum thereto (including without limitation one prepared under ss. 4.02 above), any written promise, note, or undertaking from a member to or for the benefit of the Company;

     (e) the statements for any account with any financial institution, the accounts for vendors, employees, and invoices, together with the books, records, and schedules supporting the Company's reported earnings and its financial statements, together with the financial statements, whenever prepared or delivered, for the three (3) most recent fiscal years;

     (f) the minutes of every annual, regular, or special meeting of the members, including any meeting mandated by this Agreement, the Articles, applicable law, or a court of competent jurisdiction in the Commonwealth of Virginia;

     (g) (to the extent not already available under ss. 5.01(d) above) a statement or statements certified by the then authorized manager of the Company setting forth:

              (1) the times or events for required contributions of members not yet paid, together with the respective amounts of or descriptions for the required contributions;

              (2) the times or events, if applicable, of any agreed or allowed termination of a membership interest, the terms therefor, and the determination method for valuing the distribution therefor; and

              (3) the times or events, if applicable, of any agreed or allowed return of part or all of any member's capital account.

     (h)      any  and  all   correspondence   from  the   members,
              including filed written consents, proxies, or powers of attorney.

     5.02 Quarterly Reports. The Managers designated for specific duties under this Agreement under Articles VI and VII shall prepare and make available to the members for review quarterly reports itemizing, among other matters required by the members, all pending Contracts and Contracts in negotiation, insurance and warranty claims, pending litigation, maintenance and repair activities, special inspections, violations or other governmental notices, income, expenses, and a statement of all accounts.

     5.03 Inspection. Any member may inspect the records and at its sole expense make copies thereof, on reasonable request and during ordinary business hours.

     5.04 GAAP;  Audits.  The  members  understand  and agree that the books and records of the Company must and shall be established and maintained in accordance with generally accepted accounting principles and in a format allowing the consolidation of reports by Homes and its independent auditors. The Accounts Manager, a designated manager at MasterBuilt, shall supervise the initial assembly and preservation of original records of the Company, drawn from the construction and development projects being overseen directly by MasterBuilt. On a monthly basis (or as otherwise agreed by their respective staffs) MasterBuilt shall transmit to the chief financial officer of Homes in an electronic medium and format provided by Homes as reasonably compatible with its own records all of the information required for Homes to prepare the quarterly and annual financial statements for the Company. Homes shall from time to time provide interim drafts for review by the Accounts Manager before submission of final statements to third parties.

                                   ARTICLE VI
                                   MANAGEMENT
                                   ----------

     6.01 Managers. The business and affairs of the Company shall be conducted entirely through the Managers and only under the authority granted by this Agreement. Members shall have no authority to act on behalf of the Company except under an office of a Manager. The initial number of managers of the Company under ss. 13.1-1024 of the Virginia Limited Liability Company Act (the "LLC Act") shall be five (5) (the "Managers" or "managers") and the initial Managers appointed by the members are: (a) the Accounts Manager: Mr. Robert B. Seidel; (b) the Contracts Manager: Mr. Dario P. Davies; (c) the Development
Manager: Mr. Robert M. Kohn; (d) the Planning Manager: Mr. Robert A. MacFarlane; and (e) the Administrative Manager: Daniel G. Hayes, Esq.. A manager of the Company must be a validly existing entity qualified to do business in any state it is doing business or must be a natural person who has attained the age of majority in the applicable jurisdiction, but a manager need not be organized in, resident of, or maintain a business office in the Commonwealth of Virginia just to qualify as a manager. The members by agreement or amendment to this Agreement may elect additional managers or increase (or if more than one (1), decrease) the number of managers; provided that the term of any incumbent manager shall be governed by ss. 6.03 below.

     6.02 Action by Managers. In the event the Company has more than one manager, the act or consent of a majority of those managers shall be required for the managers to act for any action other than a duty assigned to a specific manager under this Agreement (including without limitation those duties assigned by Article VII below), who within the scope of that duty, or within the scope of any enabling resolution of the members, is authorized to take actions without the act or consent of the other managers. The managers may not together (even with the Administrative Manager referred to in ss. 7.01 (e) below) take any action on behalf of the Company requiring unanimous member consent under ss.
8.06 without such consent or ratification by all of the members.

     6.03 Election and Term. At each annual meeting of the members they shall elect the managers to hold office until the next succeeding annual meeting. Each elected manager shall hold office for the term elected and until a successor has been elected and qualified, unless the manager has been removed under ss. 6.05 below. The term of the initial managers shall extend until the first annual meeting of the Company.

     6.04 Vacancies. In the absence of prior instructions of the members under this Agreement (as amended) or by resolution, any vacancies occuring in the group of managers may be filled for the period remaining of the term by a majority vote of the remaining managers. New vacancies created by the increase in the number of managers or the removal of an existing manager may be filled in the same manner. Vacancies may also be filled by election of the members at a meeting or by action without a meeting under ss. 3.07.

     6.05 Removal. At a meeting expressly called for that purpose, or a meeting where that purpose has been announced with advance notice, any or all managers of the Company may be removed from office by an affirmative vote of the members, with or without cause.

     6.06 Debt. No debt may be contracted nor liability incurred by any manager of the Company on behalf of the Company except by act of an authorized manager in compliance with this Agreement (including without limitation ss. 6.06(b) below) or an approving member resolution. No manager shall incur any expense on behalf of the Company or contract for or obligate the Company directly or indirectly for any sum in excess of five thousand dollars ($5,000) without a member resolution, provided that the members may but are not obligated to ratify or reimburse such expense or contract after incurred or undertaken. No Manager shall settle or compromise any claim of or against the Company, nor sell, hypothecate, or transfer any asset of the Company without an approving member resolution.

     6.07 Indemnification. The managers of the Company are entitled to indemnification by the Company to the maximum extent provided in or allowed by the LLC Act and shall be entitled to the advance of expenses, including reasonable attorneys' fees, in defense or prosecution of a claim against the manager(s) arising from the discharge of his or their duties as manager(s) of the Company.

     6.08 Exculpation. No manager shall be liable to any member or to the Company for any mistake of judgment or for any action or inaction taken in good faith, not in violation of this Agreement, the Articles, or applicable member resolution(s), and for a purpose and in a manner the manager reasonably believed to be in the best interests of the Company. Except as otherwise instructed by applicable member resolution, the Managers shall have no duty to consult with members before taking action on behalf of the Company.

     6.09 Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Manager as set forth herein, subject only to the express limitations set forth in this Agreement or by law.

     6.10 Compensation. The managers shall serve hereunder without fee or other compensation, except reimbursement for out-of-pocket expenses incurred for the Company; provided that so long as the Administrative Manager is the Company Attorney fees and reimbursement for expenses incurred for his or her service hereunder shall be governed by the legal services agreement between the Company Attorney and the Company. Nothing herein shall preclude a manager from serving the Company in other capacities and receiving compensation for such services, subject to an approving member resolution.

     6.11 Designated Managers. The initial Accounts Manager and Contracts Manager have each been designated by MasterBuilt and are officers and the principal owners of MasterBuilt. The initial Development Manager and Planning Manager have each been designated by Homes and are officers and Affiliates of principal owners of Homes. So long as both MasterBuilt and Homes are the sole members of the Company each shall be entitled to appoint the replacement or successor on removal, resignation, or death of these designated Managers. The Administrative Manager shall be, in the absence of other member resolution or agreement, the Company Attorney.


              [Article VII commences on the next succeeding page.]

                                  ARTICLE VII
                       BUSINESS OPERATIONS AND MANAGEMENT
                       ----------------------------------

     7.01 Duties of Managers. The initial managers appointed hereunder shall have those duties established by member resolution and otherwise as follows:

     (a) the Accounts Manager shall establish the accounts, books, and records of the Company, maintaining the financial records in accordance with generally accepted accounting principles and supervise collection and disbursement of contract, loan, and casualty proceeds for the Company;

     (b) the Contracts Manager shall establish and supervise the terms and conditions for the Company's bids, negotiation, and award of all the Contracts and the required subcontracts, shall review the plans and specifications for any proposed bid, and assure that personnel and other resources are available and devoted to the contract performance required of the Company for any project;

     (c) the Development Manager shall establish and identify to the Company the prospective projects to be subject of bids for Contracts and negotiate with third party owners (including Homes and its Affiliates) specific terms for such projects;

     (d) the Planning Manager shall establish long term marketing and financing for the growth of the Business, identifying to the Company and its members markets and prospective clients for the promotion of the Company on a nation-wide basis; and

     (e) the Administrative Manager (who in the absence of a unanimous agreement of the members or a controlling member resolution shall be the Company Attorney) shall administer and mediate disputes among the managers in the event no majority vote on a matter can be reached; provided that he may require the managers to meet together (in person or by telephone conference) as a formal board to deliberate such matters.

     7.02 Transactions with Manager and Affiliates. Subject to obtaining any consent expressly required under the terms of this Agreement, the Manager may appoint, employ, contract, or otherwise deal with any Person, including a Manager or member and Affiliates of a Manager or member, individuals with whom a Manager is related, and with Persons that have a financial interest in a Manager or in which a Manager has a financial interest, for transacting the Company's business; provided, however, these or other payments under the terms of contracts with such related parties shall not be in excess of prevailing competitive rates for such transactions and shall be disclosed in writing in advance to each Member.

     7.03 Limitation of Liability of Manager. The Members hereby acknowledge and agree that the liability of any manager (or officers) to the Company or to any of the Members shall be limited to the maximum extent permissible under ss. 13.1-1025 of the LLC Act.

     7.04 Authority to Deal. The Company may engage any person, firm, or corporation in which any member, manager or any Affiliate of a member or manager may have an interest, for the performance of any and all services or purchase of goods or other property which may at any time be necessary, proper, convenient, or advisable in carrying on the business and affairs of the Company or disposing of some or all of its assets; provided, however, that the compensation or price therefor shall not materially exceed that prevailing in arm's length transactions by others rendering similar services on comparable transactions as an on-going activity.

     7.05 Duties of the Manager. A manager will devote such time, effort, and skill in the management of the Company's business affairs as he or it deems necessary and proper for the Company's welfare and success. The Members expressly recognize that a manager may have substantial other business activities and agree that the manager shall not be bound to devote all of his or its business time to the affairs of the Company, and that a manager, or its principals, shareholders, directors, officers, or Affiliates may engage for their own account and for the account of others in other businesses or activities, including businesses or activities wherein the manager's interests may conflict with the interests of the Company. The foregoing notwithstanding, no manager shall appropriate information or properties of the Company for his or its private benefit and each manager and member shall respect and maintain the confidentiality of information of the Business and the Contracts.

     7.06 Other Ventures. The managers and any of the members may engage in, conduct, and/or possess an interest in other business ventures of any nature and description, independently or with others, whether or not in competition with the Company, and neither the Company nor any of the members shall have any right by virtue of this Agreement, in or to any independent venture of any of the members or manager or to any income or profits derived therefrom.

     7.07 Working Capital Fund. The Accounts Manager shall segregate within the accounts of the Company, or shall when sufficient funds are available set up a separate account at a financial institution convenient to the principal office of the Company, a subaccount to be designated the "Working Capital Fund", from monies received from operations including Contracts. As required for operation and ownership of the Business and after approving resolution of the members monies on deposit in the Working Capital Fund shall be applied to the maintenance of licenses and minimum capital for liability coverage required for the Company to qualify for construction contracts, as well as establish reserves against contingent claims or provision for other unfunded obligations of the Company.

     7.08 Contracts. (a) The initial members and managers will establish a customary form contract and related instruments for a typical construction project the Company would undertake for Homes or its Affiliates. Among the related instruments shall be a master agreement by and between the Company and MasterBuilt for MasterBuilt to provide the work as and when and on the terms and conditions required of the Company under its Contract with the owner, including provision of back office operations and overhead. It is the intention of the members that although MasterBuilt would not include any provision for profit on the services it is to provide (obtaining its share of profits under its membership interest hereunder), it nevertheless would not be required to advance expenses without reimbursement or to lend personnel without compensation at the direct allocated cost therefor. As part of the itemization of estimated project costs for any Contract MasterBuilt shall identify these expenses and by agreement among the members some line item provision, with a fixed base dollar component and a percentage of total project costs, may be used to estimate the direct costs of the back office operations and overhead.

     (b) For any contract where the owner is Homes or an Affiliate the Company shall undertake the work without including an allocation for general and administrative expenses (which expenses shall instead be itemized to the specific project) and providing a profit on total project expenses as follows: for projects with aggregate construction costs: (a) under two million dollars ($2,000,000): a profit of twelve per cent (12%); (b) from two million dollars but under five million dollars ($2,000,000 - $5,000,000): a profit of ten per cent (10%); (c) from five million dollars but under ten million dollars
($5,000,000 - $10,000,000): a profit of eight per cent (8%); and (d) over ten million dollars ($10,000,000): a profit of seven per cent (7%) (for each such project, the "Target Profit").

     (c) For any Contract where the owner is Homes or an Affiliate as part of the member approval the Company shall determine the agreed amount of the Target Profit and fix the Contract price. After the Company shall complete the work for that Contract (providing if necessary reserves for completion or contingent liabilities) the Accounts Manager shall report to the members the actual all monies paid or costs incurred by the Company for the project (including without limitation payments for materials, equipment, services, subcontractors, and MasterBuilt) (the "Actual Cost"). In the event (i) the sum of the Actual Cost plus the Target Profit shall be more than the Contract price (with all approved change orders) the Accounts Manager shall note the amount in his reports as a project that failed to achieve Target Profit and if instead (ii) the sum of the Actual Cost plus the Target Profit shall be less than the Contract price (with all approved change orders) the Accounts Manager shall note the amount in his reports as a project that exceeded Target Profit.

     (d) In the event the Accounts Manager shall report that a project described in ss. 7.08(c)(ii) above shall have exceeded Target Profit, he shall segregate the amount of such excess in a subaccount or separate account for disposition under this paragraph. No later than the last day of the fiscal quarter immediately succeeding a fiscal quarter when the Company shall have completed one or more Contracts for Homes or its Affiliates the Company shall pay from that segregated account, first, to the Working Capital Fund, a sum equal to the amount of any deficiency for Contract(s) on projects described in ss. 7.08(c)(i) above, to make up the Target Profit thereon, and second, any balance deposited in the previous fiscal quarter into that segregated subaccount to the order of Homes, among the owner(s) and Homes for the affected projects, on such allocation as provided by Homes in its sole discretion.

     (e) To induce each other to enter into this venture and provide professional managers and other resources to the Company, Homes and MasterBuilt represent, warrant, and covenant to each other that while a member of the Company Homes shall present to the Company for a right of first review and refusal any construction project within the scope of the Business as then conducted and that MasterBuilt shall review and respond to any prospective construction project (whether or not from Homes, its Affiliates, or some third party) with a recommendation whether the Company should proceed with the work under Contract. Homes shall retain the right to obtain separate bids from third parties for any of its construction projects and may use such bids in reviewing whether to proceed with the Company.

     (f) The parties understand and agree that the joint venture contemplated hereby requires the development of a business operation novel to both parties. At the outset Homes will be undertaking to represent to its lenders and equity partners that it is appropriate for Homes or its Affiliate to enter into a Contract with the Company to do construction work at a project in Florida of a Homes Affiliate. For the first two (2) fiscal quarters after the Effective Date Homes shall also have the right, in its sole discretion, based upon its determination that the Company will be unable to complete a Contract according to its terms, to (i) require the Company to terminate the Contract as of a date certain within ten (10) business days, releasing the owner under the Contract for liability or expense except through the date of termination for services actually rendered and work completed, (ii) to surrender the membership interest of Homes in exchange for return of its capital contribution, and (iii) to obtain from MasterBuilt and the Company an exchange of legal releases terminating all rights, titles, and interests between Homes and those parties as of the date of termination.

     (g) For any Contract where the owner is Homes or an Affiliate, the payments by the Company to any subcontractor, vendor, or other party (including a member, manager, or an Affiliate thereof) shall be subject to the additional restrictions of this subparagraph, which shall supplement other restrictions set forth herein. Homes shall have the right of approval, exercised through its Authorized Representative, of the draw schedule, as and if amended or supplemented from time to time, for the Contract, which draw schedule or its supporting documents shall show with sufficient detail (i) the materials, services, equipment, or other work subject to payment, (ii) the identities of the payees therefor, (iii) the amounts subject to payment, and (iv) the contract sums previously paid, the sums remaining on the subject contracts, and the amounts of any sums representing change orders or separate contract sums (such information being collectively the "Draw Schedule"). The Company shall not pay or allow to be incurred and due from the Company any amount on such a Contract where the owner is Homes or an Affiliate except as the specific amount is either
(i) set forth in the Draw Schedule then approved by Homes or (ii) separately approved in writing by the Authorized Representative of Homes.


                                  ARTICLE VIII
                              ADDITIONAL PROVISIONS
                              ---------------------

     8.01 Fiscal Year. The fiscal year of the Company shall be the calendar year January 1 to December 31, unless otherwise determined by member resolution.

     8.02 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company, and not in another entity's name or account, in banks or other customary financial institutions as the Accounts Manager may designate, provided that any such account shall be established with an institution the deposits of which are federally insured. The Accounts Manager is hereby authorized to establish such accounts without a separate authorization from the members.

     8.03 Demand Obligations. Any check, draft, or demand obligation or other order for the payment of money (including an order for wire transfer), and any note or other evidence of obligation or indebtedness of the Company, shall be signed by or under the direction of the Accounts Manager on behalf of the Company. So long as the members hereunder are Homes and MasterBuilt alone, each member may designate one of the managers it is entitled to appoint under ss.
6.11 as a signatory on each such account and further, unless otherwise provided by a member resolution, every check, draft, or demand obligation or other order in excess of Fifteen Thousand Dollars ($15,000) shall require the signature of two (2) managers, one designated by each of MasterBuilt and Homes; provided further that any such transfer to a member or its designated manager or any of its employees shall also require the signature of a disinterested manager, being a manager designated by the other member. Further, no check, draft, or demand obligation may be issued by or for the Company (i) in violation of any other term of this Agreement (including without limitation ss. 7.08(g)) or (ii) if made to a party and if taken in series or cumulatively with other obligations of the Company would exceed Fifteen Thousand Dollars ($15,000) without obtaining the signatures of two (2) managers, one designated by each of MasterBuilt and Homes.

     8.04 Amendments. This Agreement may be amended only by written agreement signed and consented to by all members; provided that an assessment under ss.
4.02 shall be governed by that section and provided that by member resolutions in compliance with Article III above this Agreement may be supplemented or modified further by less than a unanimous consent of membership interests so long as the voting rights, capital account, income account, and rights in dissolution of any member shall not be diminished without his affirmative consent.

     8.05 Tax Classification. The Company is organized under the LLC Act and the members desire and hereby determine that the Company shall be classified as a partnership for federal income tax purposes. No provision of this Agreement, the Articles, or any act of the Manager or resolution of the members, to the extent it would cause the Company to be treated as a corporation or other tax classification than partnership, shall be deemed valid and the remaining provisions of the instruments governing the Company shall be given effect as if that offending provision were void. Mr. Robert B. Seidel, as initial Accounts Manager, is designated as the "tax matters partner" for purposes of the Internal Revenue Code of 1986, as amended.

     8.06 Extraordinary Matters. Notwithstanding any provision to the contrary herein, the written consent of members holding one hundred per cent (100%) of the outstanding Membership Interests entitled to vote shall be necessary (and sufficient) for the Company: to (a) be dissolved or terminated under the provisions of ss. 13.1-1046(1) of the LLC Act; (b) merge with one or more domestic or foreign limited liability companies, limited partnerships or corporations under the applicable provisions of the LLC Act; (c) sell or transfer the Business or the Contracts or all or substantially all of the Company assets other than in the ordinary course of business; (d) pledge, mortgage, or hypothecate the Business or the Contracts or all or substantially all of the assets of the Company; (e) guarantee or otherwise agree to satisfy debts or obligations of another person; (f) enter into any material transaction or agreement with a member or with an affiliate of a member (except as expressly provided for in this Agreement); (g) admit a new member where a new Membership Interest would be established in dilution of existing Membership Interests or the number of members would then exceed four (4); (h) except as expressly provided for under this Agreement, enter into any material transaction or agreement with a manager or member of an Affiliate of a manager or member; (i) remove any manager or appoint additional managers; or (j) amend, modify, supplement, or terminate any Contract (except to comply with or conform to applicable law or regulations).

     8.07 Waiver of Partition. As a material inducement to each member to execute this Agreement, each member covenants and represents to each other member that during the existence of the Company no member, nor any person claiming under the member's Membership Interest, will seek to make any partition, directly or indirectly, of the assets of the Company whether now owned or hereafter acquired, and each member hereby waives all rights of partition provided by statute, custom, or principles of law or equity, including partition in kind and partition by sale. The members agree that irreparable damage would be done to the Business and the operations and goodwill of the Company if any member should institute an action in any court to dissolve the Company. The members agree that there are fair and just provisions for payment and liquidation of the interest of any member, and fair and just provisions to prevent a member for selling or otherwise alienating such member's Membership Interest in the Company, and accordingly each member hereby waives and renounces such member's right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for the Company.

     8.08 Compliance with Applicable Laws. No member or manager shall cause, suffer, or allow the Company, directly or indirectly, to require or accept performance from any subcontractor or representative (including without limitation any member or manager) not in compliance with applicable laws, ordinances, regulations, or orders of any court exercising jurisdiction over the subject property or performance ("Laws"). The Company shall comply with all Laws and enforce in its contracts with third parties such compliance for any property, right, or asset of the Company or conduct or performance affecting in any material manner the Business. The Construction Manager shall establish a written protocol for all employees or representatives of the Company requiring immediate written notice to the Company's designated enforcement officer or the Administrative Manager or both of any information or evidence of a failure of any such person to comply with the Laws, including as an example and not by way of limitation any proposal from any person to provide an improper payment to a licensing or inspecting official, to any person threatening disruption of work or deliveries, or to any person for payments not authorized under the Laws or this Agreement.

     8.09 Mandatory Buy-Sell. At any time after the first anniversary of the Effective Date, any member may institute the following Buy-Sell procedure, which shall supersede any rights of purchase or first refusal provided under Article IV above, by giving a Buy-Sell Notice to another member:

     (a) The member giving a Buy-Sell Notice (the "Initiating Member") to the receiving Member (the "Receiving Member") shall undertake in writing to purchase all (but not less than all) of the Membership Interest of the Receiving Member for a stated amount in cash representing the Initiating Member's determination of the value of the membership interests on a per cent basis (the "Buy-Sell Value"), as determined in his sole and absolute discretion. That notice (the "Buy-Sell Notice") shall constitute an irrevocable offer by the Initiating Member either to (i) sell all (but not less than all) of the Membership Interest of the Initiating Member to the Receiving Member in consideration for payment of the Buy-Sell Price (defined below) or (ii) buy all (but not less than all) of the Membership Interest of the Receiving Member in consideration for payment of the Buy-Sell Price.

     (b) For the Buy-Sell Notice to be effective it shall inform the Receiving Member that a deposit has been made by the Initiating Member of a non-refundable sum of not less than twenty percent (20%) of the Buy-Sell Value times the total percentage of Membership Interest held by the Receiving Member. Unless the parties otherwise mutually agree, the deposit shall be tendered to the Escrow Agent (designated in ss. 8.09(g) below) to hold for settlement. This deposit shall be credited against the Buy-Sell Price due from the purchasing Member on the date of transfer and in the event of a default under this ss. 8.09 by the purchasing Member the selling Member shall retain the deposit as liquidated damages in lieu of any other claim on or liability from the purchasing Member.

     (c) The Receiving Member shall elect by written notice to the Initiating Member within sixty (60) days of receipt of the Buy-Sell Notice (or the date the deposit is tendered, if later) whether it will (i) purchase the Initiating Member's Membership Interest, or (ii) sell its Membership Interest to the Initiating Member (the "Notice of Election"). For the Receiving Member to make an effective election to purchase the Receiving Member must tender to the Escrow Agent a non-refundable sum of not less than twenty percent (20%) of the Buy-Sell Value times the total number of Membership Interest held by the Initiating Member to be held and applied as described in ss. 8.09(b). Failure by the Receiving Member to deliver a timely Notice of Election or the deposit shall be deemed an election by the Receiving Member to sell all its Membership Interest to the Initiating Member.

     (d) The consideration due for any sale under this ss. 8.09 (the "Buy-Sell Price") shall be an amount in cash equal to the greater of ten dollars ($10) or the amount equal to the Buy-Sell Value times the total percentage of Membership Interest held by the selling Member, subject to increase under subsection (e) below for the Membership Interest of any selling Member entitled to a return of subscription capital or repayment of loan obligations or both.

     (e) The  Buy-Sell  Price shall be increased by that amount of cash equal to
(i) the amount, if any, of the initial capital advanced by the selling Member and not repaid on the date of transfer, plus (ii) the amount, if any, of loans advanced by the selling Member and not repaid on the date of transfer, together with any interest or other return thereon due and not then paid, plus (iii) the amount, if any, of additional capital advanced by the selling Member and not repaid on the date of transfer, together with any preferred return thereon due and not then paid. In the event the Buy-Sell Price is increased by such adjustments the purchasing Member shall make any additional deposits to the Escrow Agent required so the amount on deposit for the purchase is at least twenty percent (20%) times the Buy-Sell Price.

     (f) On the date of transfer, to be a date designated by the purchasing Member but no later than the date seventy five (75) days after the Notice of Election (or the date the Receiving Member has been deemed to have elected to sell), the selling Member shall surrender his Membership Interest for transfer on the books of the Company, together with any and all security instruments for any loan or other capital of the selling Member, tendered against receipt in cash or immediately available funds the full amount of the Buy-Sell Price (after credit for the deposit made under ss. 8.09(d)).

     (g) Unless otherwise agreed in writing by the purchasing and selling Members, the escrow agent to hold deposits and conduct settlement under this section (the "Escrow Agent") shall be the then current attorney for corporate matters of the Company (the "Company Attorney"), or (ii) if the Company Attorney determines a conflict of interest or other professional limitation prevents acting as the Escrow Agent, then the Company Attorney shall designate the Escrow Agent (to be an attorney at law or title company in the jurisdiction of the Company's principal business office) and inform the parties. The Escrow Agent shall confirm receipt of any deposit hereunder by written notice to both members and the Company. If the Receiving Member makes an effective election to purchase under ss. 8.09(c) above the Escrow Agent shall return to the Initiating Member any deposit made under ss. 8.09(b), with notice to both members and the Company.

     8.10 Defined Terms. The following capitalized terms have in this Agreement the following meanings:

     (a) Affiliate. Any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of a Person, whether through the ownership of at least fifty percent (50%) of the voting securities, by contract or otherwise.

     (b)  Person.  An  individual,   proprietorship,   trust,  estate,  personal
representative, partnership, joint venture, association, company, corporation, or other entity.

     (c) Contract. A construction contract or similar instrument entered into by the Company substantially in the form provided by ss. 7.08 or otherwise approved by member resolution.

     8.11 Governing Law; Entire Agreement; Interpretation. This Agreement and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of New York. This Agreement embodies the entire agreement and understanding between the members with respect to the subject matter hereof, and supersedes all prior agreements and understandings between such members relating to the subject matter hereof. Every provision of this Agreement is intended to be severable. This Agreement and any amendments may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions within this Agreement. Any party seeking to enforce his or its rights hereunder shall be entitled, if successful, to recover reasonable attorney's fees and expenses incurred in such enforcement against any party or parties who shall have necessitated such enforcement by breach of or contravention of the terms of this Agreement or applicable member resolution(s).

            [Signatures of parties commence on next succeeding page.]

     IN WITNESS WHEREOF the undersigned Members, being all of the Members of the Company, have executed and delivered this Agreement under seal intending to be legally bound hereby as and for the day and year first above written.

  ATTEST:                                     MasterBuilt Companies, Inc.

 {SEAL}


  By: /s/                                              By: /s/
  -------------------------                            -------------------------
  Its: Assistant Secretary                             Robert B. Seidel
                                                       President


  ATTEST:                                     Homes for America Holdings, Inc.

 {SEAL}


  By: /s/                                              By: /s/
  -------------------------                            -------------------------
  Its: Assistant Secretary                             Robert A. MacFarlane
                                                       Chief Executive Officer


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